EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings Release Narrative
  Consolidated Balance Sheets
  Consolidated Statements of Income
  Selected Financial Data
    Net income by business segment
    Selected financial ratios
    Asset activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches including in-store locations
    Average balance sheet data
    Loan and deposit related fees
    Net gains (losses) on sales of loans and mortgage-backed securities
    Loan servicing income (loss), net
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans held for sale, net
    Delinquent loans
    Non-performing assets

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Financial Officer (949)509-4440

DOWNEY ANNOUNCES FOURTH QUARTER EARNINGS

          Newport Beach, California - January 16, 2004 - Downey Financial Corp. (NYSE: DSL) reported that net income for the fourth quarter of 2003 totaled $23.8 million or $0.85 per share on a diluted basis, down from the $40.0 million or $1.43 per share in the year-ago fourth quarter. No shares of common stock were repurchased during the fourth quarter of 2003, and $38 million of the previously announced $50 million authorization remains for future share repurchases.

          Net income for 2003 totaled $101.7 million or $3.64 per share on a diluted basis, down from last year’s $112.3 million or $3.99 per share. The decline in net income between years primarily reflected:

  A $26.4 million or 8.4% decline in net interest income reflecting a decline in the effective interest rate spread;
  A $21.4 million or 11.4% increase in general and administrative expense; and
  A $10.4 million loss from trading securities that were sold in July and were intended to serve as a partial economic hedge against mortgage servicing rights.

Those unfavorable items were partially offset by:

  A $15.6 million increase from gains on sales of loans due to both a higher volume of sales and a higher gain per dollar of loan sold;
  A $12.6 million improvement in loan servicing activities due primarily to a smaller addition to the valuation allowance for mortgage servicing rights;
  A $5.9 million increase in loan and deposit related fees;
  A $4.7 million improvement in provision for loan losses; and
  A $2.9 million litigation award.

          Please note that Downey Financial Capital Trust I ("Trust"), an entity established by Downey Financial Corp. for the purpose of issuing capital securities, was previously reported on a consolidated basis, with the capital securities issued by the Trust shown on the balance sheet consistent with generally accepted accounting principles. In the current quarter, in accordance with revised generally accepted accounting principles, the Trust is no longer reported on a consolidated basis. Therefore, the capital securities no longer appear on the balance sheet. Instead, the junior subordinated debentures payable by Downey Financial Corp. to the Trust and the investment in the Trust’s common stock are separately reported. This change primarily impacted the balance sheet and had no effect on reported net income. Additionally, as permitted by generally accepted accounting principles, prior period data has been restated to conform to the new basis of presentation.

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Net Interest Income

          Net interest income totaled $65.3 million in the fourth quarter of 2003, down $18.0 million or 21.6% between fourth quarters. The decline reflected lower levels in both interest-earning assets and the effective interest rate spread. Interest-earning assets, which averaged $10.890 billion in the current quarter, were down 4.4% from a year ago. The effective interest rate spread averaged 2.40% in the current quarter, down from 2.92% a year ago and 2.48% in the third quarter of 2003. The decline between fourth quarters was due to the yield on interest-earning assets declining more rapidly than the cost of funds. The more rapid decline in the yield on interest-earning assets primarily reflected a positive interest rate gap (i.e., more interest-earning assets reprice to market interest rates within one year than do interest-bearing liabilities). In addition, the decline in the effective interest rate spread also reflected a higher p roportion of lower yielding investment securities, a higher proportion of MTA ARMs that currently have lower fully-indexed yields than COFI ARMs and a lower percentage of higher yielding subprime loans.

          For 2003, net interest income totaled $288.6 million, down $26.4 million from a year ago.

Provision for Loan Losses

          During the current quarter, $0.3 million of provision for loan losses was reversed, compared to an expense of $0.1 million in the year-ago fourth quarter. The current quarter reversal reflected an improvement in credit quality. The allowance for loan losses was $30 million at December 31, 2003, compared to $35 million at year-end 2002. Net charge-offs totaled $0.2 million in the fourth quarter of 2003, compared to virtually none in the year-ago quarter.

          For 2003, $3.7 million of provision for loan losses was reversed and net charge-offs totaled $1.0 million. That compares to a provision for loan losses of $0.9 million and net charge-offs of $2.1 million in 2002.

Other Income

          Other income totaled $26.8 million in the fourth quarter of 2003, compared to $36.1 million a year ago. Contributing to the $9.3 million decline between fourth quarters were:

  A $18.2 million decline in net gains from sales of loans and mortgage-backed securities. Net gains in the current quarter totaled $5.6 million, including a $1.0 million gain due to the SFAS 133 impact of valuing derivatives associated with the sale of loans. Excluding the impact of SFAS 133, a gain equal to 0.48% on secondary market sales of $941 million was realized, compared to the year-ago gain of 0.94% on secondary market sales of $2.052 billion.
  A $2.9 million decline in income from real estate and joint ventures held for investment due primarily to lower gains from sales. Gains from sales in the current quarter totaled $0.4 million and were $2.8 million below a year ago.

Those declines in other income were partially offset by a $11.2 million improvement in loan servicing activities. Loan servicing income totaled $6.8 million in the current quarter and benefited from a $7.7 million recapture of the valuation allowance for mortgage servicing rights, whereas the year-ago quarter included a provision to increase the valuation allowance by $2.5 million. The recapture of the valuation allowance in the current quarter reflected rising mortgage interest rates resulting in a slower projected rate at which the loans we service for others are expected to prepay, thereby lengthening their expected average life. At December 31, 2003, mortgage servicing rights, net of a $13 million valuation allowance, totaled $82 million or 0.89% of the $9.268 billion of associated loans serviced for others.

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          For 2003, other income totaled $90.9 million, up $23.9 million from a year ago.

Operating Expense

          Operating expense totaled $51.2 million in the current quarter, up $1.1 million or 2.3% from the fourth quarter of 2002, due to higher general and administrative expense. For 2003, operating expense totaled $207.1 million, up $20.4 million or 10.9% from 2002.

Assets, Loan Originations and Deposits

          At December 31, 2003, assets totaled $11.646 billion, down $336 million or 2.8% from a year ago, but up $483 million from September 30, 2003. During the past three months, portfolio originations exceeded loan payoffs resulting in an increase of $466 million in loans held for investment. For the year, loans held for investment declined $206 million as the low mortgage interest rate environment throughout the year resulted in loan repayments exceeding portfolio originations.

          Single family loan originations (including purchases) totaled $2.464 billion in the fourth quarter of 2003, down from $3.390 billion in the fourth quarter of 2002. Single family loans originated for sale declined $1.152 billion to $889 million, while single family loans originated for portfolio increased by $225 million to $1.574 billion. Of the current quarter total originated for portfolio, $121 million represented subprime credits. At quarter end, the subprime portfolio totaled $988 million, with an average loan-to-value ratio at origination of 73% and, of the total, 91% represented "A-" credits. In addition to single family loans, $145 million of other loans were originated in the quarter.

          Deposits totaled $8.3 billion at December 31, 2003, down 10.2% from the year-ago level. During the quarter, one new in-store branch was opened. This brings the total number of branches to 172, of which 169 are in California and three are in Arizona. At quarter end, the average deposit size of our 72 traditional branches was $97 million, while the average deposit size of our 100 in-store branches was $13 million.

Non-Performing Assets

          Non-performing assets declined $14 million during the quarter to $49 million, or 0.42% of total assets compared to 0.67% at year-end 2002. The decline during the quarter was equally split between prime and subprime residential loans.

Regulatory Capital Ratios

          At December 31, 2003, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 7.96% and a risk-based capital ratio of 15.55%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation.

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Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

          For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Dollars in Thousands, Except Per Share Data)	2003	2002

Assets
Cash	$111,667	$123,524
Federal funds	1,500	2,555

Cash and cash equivalents	113,167	126,079
U.S. Treasury securities, agency obligations and other investment
securities available for sale, at fair value	690,347	457,864
Municipal securities held to maturity, at amortized cost (estimated
fair value of $6,135 at December 31, 2002)	-	6,149
Loans held for sale, at lower of cost or fair value	279,657	652,052
Mortgage-backed securities available for sale, at fair value	334	2,253
Loans receivable held for investment	10,116,519	10,322,637
Investments in real estate and joint ventures	35,716	33,890
Real estate acquired in settlement of loans	5,803	12,360
Premises and equipment	110,316	113,536
Federal Home Loan Bank stock, at cost	123,089	117,563
Investment in Downey Financial Capital Trust I	3,711	3,711
Mortgage servicing rights, net	82,175	57,729
Other assets	85,146	76,055

	$11,645,980	$11,981,878

Liabilities and Stockholders’ Equity
Deposits	$8,293,758	$9,238,350
Federal Home Loan Bank advances	2,125,150	1,624,084
Real estate notes	4,161	-
Junior subordinated debentures	123,711	123,711
Accounts payable and accrued liabilities	63,584	102,549
Deferred income taxes	118,598	70,080

Total liabilities	10,728,962	11,158,774

Stockholders’ equity:
Preferred stock, par value of $0.01 per share; authorized 5,000,000
shares; outstanding none	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
issued 28,235,022 shares at December 31, 2003 and 2002	282	282
Additional paid-in capital	93,792	93,792
Accumulated other comprehensive income (loss)	807	(1,422)
Retained earnings	834,307	742,622
Treasury stock, at cost, 306,300 shares at December 31, 2003 and 2002	(12,170)	(12,170)

Total stockholders’ equity	917,018	823,104

	$11,645,980	$11,981,878

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands, Except Per Share Data)	2003	2002	2003	2002

Interest income
Loans receivable	$111,117	$153,050	$504,480	$612,762
U.S. Treasury securities and agency obligations	4,982	2,296	12,502	9,682
Mortgage-backed securities	10	1,134	61	3,637
Other investments	1,071	1,811	5,407	6,957

Total interest income	117,180	158,291	522,450	633,038

Interest expense
Deposits	33,596	56,187	161,825	244,541
Federal Home Loan Bank advances	15,126	15,710	59,306	60,936
Real estate notes	71	-	171	-
Junior subordinated debentures	3,134	3,134	12,535	12,535

Total interest expense	51,927	75,031	233,837	318,012

Net interest income	65,253	83,260	288,613	315,026
Provision for (reduction of) loan losses	(281)	127	(3,718)	939

Net interest income after provision for (reduction of) loan losses	65,534	83,133	292,331	314,087

Other income, net
Loan and deposit related fees	13,044	12,458	53,076	47,220
Real estate and joint ventures held for investment, net	959	3,830	9,835	10,250
Secondary marketing activities:
Loan servicing income (loss), net	6,768	(4,461)	(27,060)	(39,629)
Net gains on sales of loans and mortgage-backed securities	5,554	23,734	61,436	45,860
Net gains on sales of mortgage servicing rights	-	25	23	331
Net losses on trading securities	-	-	(10,449)	-
Net gains on sales of investment securities	-	10	8	219
Litigation award	134	-	2,851	-
Other	359	490	1,222	2,803

Total other income, net	26,818	36,086	90,942	67,054

Operating expense
Salaries and related costs	33,144	32,695	134,610	119,514
Premises and equipment costs	8,286	7,891	32,261	30,694
Advertising expense	1,068	726	3,712	4,418
SAIF insurance premiums and regulatory assessments	762	765	3,205	3,078
Professional fees	539	547	2,383	1,435
Other general and administrative expense	8,106	7,470	31,828	27,505

Total general and administrative expense	51,905	50,094	207,999	186,644
Net operation of real estate acquired in settlement of loans	(739)	(68)	(929)	11

Total operating expense	51,166	50,026	207,070	186,655

Income before income taxes	41,186	69,193	176,203	194,486
Income taxes	17,428	29,221	74,462	82,193

Net income	$23,758	$39,972	$101,741	$112,293

PER SHARE INFORMATION

Basic	$0.85	$1.43	$3.64	$3.99

Diluted	$0.85	$1.43	$3.64	$3.99

Cash dividends declared and paid	$0.09	$0.09	$0.36	$0.36

Weighted average diluted shares outstanding	27,967,760	28,006,770	27,963,449	28,173,659

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands)	2003	2002	2003	2002

Net income by business segment
Banking	$23,188	$37,563	$95,459	$106,074
Real estate investment	570	2,409	6,282	6,219

Total net income	$23,758	$39,972	$101,741	$112,293

Selected financial ratios
Effective interest rate spread	2.40%	2.92%	2.61%	2.91%
Efficiency ratio (a)	57.05	43.37	56.70	50.23
Return on average assets	0.84	1.36	0.89	1.00
Return on average equity	10.48	19.81	11.65	14.42

Asset activity
Loans for investment portfolio: (b)
Originations:
Residential one-to-four units	$1,453,333	$1,236,455	$4,336,421	$3,967,227
Residential one-to-four units — subprime	121,119	112,632	317,980	520,319
All other	145,175	61,109	377,355	269,407
Repayments	(1,205,610)	(1,090,307)	(5,212,106)	(3,911,209)
Loans originated for sale portfolio (b)	889,144	2,041,109	6,223,868	6,172,572

Loans and mortgage-backed securities sold from sale portfolio:
Secondary marketing activities (c)	(941,433)	(2,052,086)	(6,581,856)	(6,023,644)
Other mortgage-backed securities	-	(1,012,986)	-	(1,080,217)

Increase (decrease) in loans (including
mortgage-backed securities)	409,042	(708,095)	(580,432)	844,529

Increase (decrease) in assets	482,886	(540,267)	(335,898)	873,121

Increase (decrease) in deposits	(314,310)	181,418	(944,592)	618,784

Increase (decrease) in borrowings	865,983	(245,705)	505,227	101,372

Earnings Release and Table Listing

	December 31,	September 30,	December 31,
	2003	2003	2002

Capital ratios (Bank only)
Tangible	7.96%	8.16%	6.92%
Core	7.96	8.16	6.92
Risk-based	15.55	15.92	14.08

Book value per share	$32.83	$32.02	$29.47

Number of branches including in-store locations	172	171	165

(a) The amount of general and administrative expense incurred for each $1 of net interest income plus other income, except for income associated with real estate held for investment, litigation award and investment securities gains or losses.
(b) Included loans purchased.
(c) Included $2.7 million of non-mortgage commercial loans sold in the second quarter of 2003.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended December 31,

	2003			2002

			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in Thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Average balance sheet data
Interest-earning assets:
Loans	$10,084,352	$111,117	4.41%	$10,863,111	$153,050	5.64%
Mortgage-backed securities	1,384	10	2.89	85,153	1,134	5.33
Investment securities	803,792	6,053	2.99	443,054	4,107	3.68

Total interest-earning assets	10,889,528	117,180	4.30	11,391,318	158,291	5.56
Non-interest-earning assets	396,662			408,480

Total assets	$11,286,190			$11,799,798

Transaction accounts:
Non-interest-bearing checking	$441,624	$-	-%	$345,667	$-	-%
Interest-bearing checking (a)	464,583	290	0.25	420,677	326	0.31
Money market	139,445	367	1.04	116,958	432	1.47
Regular passbook	4,041,057	12,154	1.19	3,543,480	16,611	1.86

Total transaction accounts	5,086,709	12,811	1.00	4,426,782	17,369	1.56
Certificates of deposit	3,347,441	20,785	2.46	4,742,758	38,818	3.25

Total deposits	8,434,150	33,596	1.58	9,169,540	56,187	2.43
FHLB advances and real estate notes	1,662,003	15,197	3.63	1,521,114	15,710	4.10
Junior subordinated debentures	123,711	3,134	10.13	123,711	3,134	10.13

Total deposits and borrowings	10,219,864	51,927	2.02	10,814,365	75,031	2.75
Other liabilities	159,479			178,469
Stockholders’ equity	906,847			806,964

Total liabilities and stockholders’ equity	$11,286,190			$11,799,798

Net interest income/interest rate spread		$65,253	2.28%		$83,260	2.81%
Excess of interest-earning assets over deposits
and borrowings	$669,664			$576,953
Effective interest rate spread			2.40			2.92

	Twelve Months Ended December 31,

Interest-earning assets:
Loans	$10,445,684	$504,480	4.83%	$10,336,951	$612,762	5.93%
Mortgage-backed securities	1,714	61	3.56	76,250	3,637	4.77
Trading and investment securities	608,256	17,909	2.94	420,142	16,639	3.96

Total interest-earning assets	11,055,654	522,450	4.73	10,833,343	633,038	5.84
Non-interest-earning assets	403,302			400,769

Total assets	$11,458,956			$11,234,112

Transaction accounts:
Non-interest-bearing checking	$415,995	$-	-%	$306,890	$-	-%
Interest-bearing checking (a)	446,582	1,164	0.26	421,590	1,391	0.33
Money market	131,134	1,485	1.13	113,862	1,929	1.69
Regular passbook	3,958,567	53,109	1.34	3,042,839	69,113	2.27

Total transaction accounts	4,952,278	55,758	1.13	3,885,181	72,433	1.86
Certificates of deposit	3,835,573	106,067	2.77	4,883,023	172,108	3.52

Total deposits	8,787,851	161,825	1.84	8,768,204	244,541	2.79
FHLB advances and real estate notes	1,492,034	59,477	3.99	1,410,762	60,936	4.32
Junior subordinated debentures	123,711	12,535	10.13	123,711	12,535	10.13

Total deposits and borrowings	10,403,596	233,837	2.25	10,302,677	318,012	3.09
Other liabilities	182,309			152,972
Stockholders’ equity	873,051			778,463

Total liabilities and stockholders’ equity	$11,458,956			$11,234,112

Net interest income/interest rate spread		$288,613	2.48%		$315,026	2.75%
Excess of interest-earning assets over deposits
and borrowings	$652,058			$530,666
Effective interest rate spread			2.61			2.91

(a) Included amounts swept into money market deposit accounts.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollar in Thousands)	2003	2002	2003	2002

Loan and deposit related fees
Loan related fees:
Prepayment fees	$4,320	$3,650	$16,780	$15,999
Other fees	2,117	2,733	10,479	9,258
Deposit related fees:
Automated teller machine fees	2,187	2,066	8,925	7,328
Other fees	4,420	4,009	16,892	14,635

Total loan and deposit related fees	$13,044	$12,458	$53,076	$47,220

Net gains (losses) on sales of loans and mortgage-backed
securities
Mortgage servicing rights	$9,091	$18,779	$61,110	$53,236
All other components excluding SFAS 133	(4,553)	668	1,264	(13,474)
SFAS 133	1,016	4,287	(938)	6,098

Total net gains on sales of loans and
mortgage-backed securities	$5,554	$23,734	$61,436	$45,860

Secondary marketing gain excluding SFAS 133 as a
percentage of associated sales	0.48%	0.94%	0.95%	0.66%

Loan servicing income (loss), net
Net cash servicing fees	$5,681	$4,680	$21,215	$16,536
Payoff and curtailment interest cost (a)	(1,597)	(2,498)	(11,611)	(5,117)
Amortization of MSRs	(5,001)	(4,146)	(24,774)	(14,435)
(Provision for) reduction of impairment of MSR’s	7,685	(2,497)	(11,890)	(36,613)

Total loan servicing income (loss), net	$6,768	$(4,461)	$(27,060)	$(39,629)

Mortgage servicing rights activity
Gross balance at beginning of period	$92,665	$83,705	$90,584	$65,630
Additions	9,091	18,779	61,110	53,236
Amortization	(5,001)	(4,146)	(24,774)	(14,435)
Sales	-	(1,319)	-	(1,354)
Impairment write-down	(1,572)	(6,435)	(31,737)	(12,493)

Gross balance at end of period	95,183	90,584	95,183	90,584

Allowance balance at beginning of period	22,265	36,793	32,855	8,735
Provision for (reduction of) impairment	(7,685)	2,497	11,890	36,613
Impairment write-down	(1,572)	(6,435)	(31,737)	(12,493)

Allowance balance at end of period	13,008	32,855	13,008	32,855

Total mortgage servicing rights, net	$82,175	$57,729	$82,175	$57,729

As a percentage of associated mortgage loans	0.89%	0.72%	0.89%	0.72%
Estimated fair value (b)	$82,314	$57,736	$82,314	$57,736
Weighted average expected life (in months)	59	43	59	43
Custodial account earnings rate	1.65%	1.61%	1.65%	1.61%
Weighted average discount rate	8.95	8.35	8.95	8.35

Earnings Release and Table Listing

	December 31,	September 30,	December 31,
(Dollars in Thousands)	2003	2003	2002

Mortgage loans serviced for others
Total	$9,313,948	$9,125,469	$8,316,236
With capitalized mortgage servicing rights: (b)
Amount	9,268,308	9,068,209	8,036,393
Weighted average interest rate	5.79%	5.87%	6.51%

Custodial account balances	$249,804	$377,823	$393,612

(a) Represents contractual obligation to pay interest at the borrower’s loan rate from the date the loan is repaid until the funds are remitted to the investor. This does not include the benefit of the use of repaid loan funds to reduce borrowings and its associated interest expense, which is reported in net interest income.
(b) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans temporarily sub-serviced without capitalized mortgage servicing rights.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA – (Continued)

	December 31,	September 30,	December 31,
(Dollars in Thousands)	2003	2003	2002

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$8,737,471	$8,261,890	$8,647,197
Residential one-to-four units — subprime	988,039	1,050,209	1,386,113

Total residential one-to-four units	9,725,510	9,312,099	10,033,310
Residential five or more units	92,928	81,991	10,640
Commercial real estate	49,286	52,440	71,415
Construction	105,706	90,233	103,547
Land	16,855	18,931	53,538
Non-mortgage:
Commercial	4,975	5,235	15,021
Automobile	3,823	5,085	11,641
Other consumer	95,319	70,593	56,782

Total loans held for investment	10,094,402	9,636,607	10,355,894
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	52,447	44,604	1,742
Allowance for losses	(30,330)	(30,770)	(34,999)

Total loans held for investment, net	$10,116,519	$9,650,441	$10,322,637

Loans held for sale, net
Residential one-to-four units	$276,295	$335,594	$649,964
Other consumer	3,090	582	-
Capitalized basis adjustment (a)	272	(739)	2,088

Total loans held for sale	$279,657	$335,437	$652,052

Delinquent loans
30-59 days	$21,660	$20,590	$28,998
60-89 days	10,071	10,108	14,070
90+ days (b)	29,887	39,796	51,845

Total delinquent loans	$61,618	$70,494	$94,913

Delinquencies as a percentage of total loans	0.59%	0.71%	0.86%

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$26,325	$32,430	$34,504
Residential one-to-four units — subprime	15,980	22,101	32,263
Other	523	576	681

Total non-accrual loans	42,828	55,107	67,448
Real estate acquired in settlement of loans	5,803	7,436	12,360
Repossessed automobiles	-	15	6

Total non-performing assets	$48,631	$62,558	$79,814

Non-performing assets as a percentage of total assets	0.42%	0.56%	0.67%

(a) Reflects the change in fair value of the rate lock derivative from the date of commitment to the date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.

.Note: Certain prior period amounts have been reclassified to conform to the current presentation.
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